Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT
January 6, 2012	Rose S. DiOttavio
President & CEO
215-471-2358
CORECARE SYSTEMS, INC. (Symbol: CRCS)
ANNOUNCES APPOINTMENT OF
CHIEF FINANCIAL OFFICER

On January 3, 2012 CoreCare Systems, Inc appointed Kristen Fee as its Chief Financial Officer.  Ms. Fee holds a B.S. in Business Administration from Drexel University and has served in various senior accounting positions for institutional healthcare providers.  Specifically she has served as Chief Financial Officer for several long-term care facilities.  Ms. Fee has also served as Senior Auditor with Zelenkofske Alexrod & Company, and CBIZ-ZA Business Services. Since 2003 Ms. Fee had owned and operated KLF Business Services, serving in a CFO role and a consultant to various clients.  Through KLF Business Services she has served as an independent contractor to various accounting firms.  In this capacity she has participated in the preparation of the Company’s audits and financial reviews.  The Company believes her unique blend of experience and historic knowledge of the Company will provide a smooth transition of the CFO responsibilities aided by the ongoing consulting of its former CFO, John Gill.

The Corporate Office of CoreCare Systems, Inc. is located at the Blackwell Human Services Campus, 111 North 49th Street, Philadelphia, PA  19139.  The Corporate Office can be reached at 215-471-2358.  Information on the Company can be accessed at its web site, www.kirkbridecenter.com.

Note:This release and oral statements made from time to time by Company representatives concerning the same subject matter may contain so-called “forward-looking statements.” These statements can be identified by introductory words such as “expects,” “anticipates,” “plans,” “will,” “estimates,” “forecasts,” “projects,” or words of similar meaning and by the fact that they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing new or proposed products or services, or future performance. Forward looking statements are often based upon assumptions of future facts or circumstances outside of the Company’s control. Many factors may cause actual results to differ from forward-looking statements including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. In particular, engagement of an investment banker should not be taken as a prediction that any type of transaction will occur.